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                                                                Exhibit 10.21

                              EMPLOYMENT AGREEMENT

            This Employment Agreement (the "Agreement") is entered into as of October 1, 1996 by and between PSW TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and DR. WILLIAM F. KING (the "Executive").

                               W I T N E S S E T H

            WHEREAS, the Company desires to employ Executive on the terms and conditions herein contained; and

            WHEREAS, Executive is willing to enter into this Agreement for employment with the duties outlined herein on a full-time basis.

            NOW, THEREFORE, in consideration of the employment of Executive by the Company, the Company and Executive agree as follows:

            1. Term of the Agreement. The Company shall employ Executive and Executive shall accept employment with the Company for the two (2) year period commencing on October 1, 1996 (the "Commencement Date") and ending September 30, 1998 (the "Employment Period"), subject, however, to prior termination as hereinafter provided in Section 5. Thereafter, unless either party provides the other party, no later than thirty (30) days prior to the end of the Employment Period, with notice of its or his intention not to extend the Agreement and the Employment Period as hereinafter set forth, this Agreement and the Employment Period shall automatically be extended for subsequent one (1) year periods and the provisions hereof shall remain applicable for each such subsequent period.

            2. Executive's Title, Duties and Obligations.

                  a. Title and Duties. Executive shall serve as President and Chief Executive Officer of the Company. Executive shall at all times report to the Board of Directors of the Company (the "Board"), and shall be subject to the policies established by the Board and shall discharge his responsibilities in a competent and faithful manner, consistent with sound business practices.

                  b. Non-Disclosure Agreement. Prior to his commencement of employment with the Company, Executive shall execute the Company's form of Employee Non-Disclosure and Developments Agreement (the "Non-Disclosure Agreement") attached hereto as Exhibit A.
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            3. Devotion of Time to Company's Business

                  a. Full-Time Efforts. During his employment with the Company, Executive shall devote all of his business time, attention and efforts to the business of the Company.

                  b. No Other Employment. During his employment with the Company, Executive shall not, whether directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company's Board of Directors.

                  c. Non-Competition. During his employment with the Company and for a period of two (2) years thereafter, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, joint venturer, stockholder, corporate officer, director, or in any other individual or representative capacity, provide any software development, porting support or contract programming services (the "Business") to any other individual, corporation or entity for whom the Company has performed any services within the twelve (12) month period prior thereto, or made a proposal to provide any services within the six (6) month period prior thereto; or (ii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts which were contacted, solicited or served by Executive while employed by the Company.

                  d. Non-Solicitation of Employees. Executive agrees that during his employment with the Company and for two (2) years thereafter, he will not encourage or solicit any employee of the Company to leave the Company for any reason; provided, however, that this obligation shall not affect any responsibility he may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

                  e. Exceptions. Notwithstanding the provisions of this Section 3, nothing herein shall prohibit Executive from (i) holding less than one percent (1%) of the outstanding capital stock of a publicly-held corporation engaged in a business that competes with the Business or Proposed Business of the Company; or (ii) serving on up to five (5) Boards of Directors of other companies provided such role requires no more than twenty-five (25) days of effort per annum total and involves no business conflict of interests within Executive's services hereunder.

                  f. Interpretation. If any restriction set forth in Sections 3.c., 3.e. or 3.f. is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.


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                  g. Equitable Remedies. The restrictions contained in Sections
3.c., 3.e. and 3.f. are necessary for the protection of the business and goodwill of the Company and are considered by Executive to be reasonable for such purpose. Executive agrees that any breach of Sections 3.c., 3.e. or 3.f. of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, Executive agrees that the Company, in addition to any other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

            4. Compensation and Benefits.

                  a. Base Compensation. During the term of this Agreement, the Company shall pay to Executive a base annual compensation of Three Hundred Forty Eight Thousand Dollars ($348,000), less all required withholdings (the "Base Salary") payable in accordance with the Company's payroll policies.

                  b. Performance Bonuses. Executive shall be entitled to receive bonuses based upon the achievement of certain performance objectives, as more fully set forth on Exhibit B attached hereto (the "Performance Bonus"). The Executive hereby expressly waives all bonus payments, if any, he would otherwise be entitled to receive for the years ended December 31, 1997 and 1998 pursuant to the employment agreement dated October 19, 1992 between the Executive and Pencom Systems Incorporated.

                  c. Benefits. During his employment with the Company, Executive will be entitled to receive all such health and medical benefits as are provided to other executive officers of the Company. The Company reserves the right to modify, amend or terminate any benefits listed above at any time for any reason (provided such modification, amendment or termination is applicable to all executives receiving such benefits) but shall, in any case, provide reasonable health and disability benefits to Executive while Executive is a full-time employee of the Company. Further, Executive will have the rights to participate in any vacation and savings plans implemented by the Company which are provided to other executive officers of the Company.

                  d. Expense Reimbursement. Executive shall be entitled to reimbursement from the Company for all customary, ordinary and necessary business expenses incurred by him in the performance of his duties hereunder, provided that Executive shall furnish the Company with vouchers, receipts and other details of such expenses within thirty (30) days after they are incurred.

            5. Termination of Employment.

                  a. Termination for Good Cause. The Company may terminate Executive's employment at any time for Good Cause. For the purposes of this Agreement, "Good Cause" includes, but is not limited to, gross misconduct, gross neglect of duties, acts involving moral turpitude, material breach by Executive of the Non-Disclosure Agreement or


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any act or omission involving fraud, embezzlement, or misappropriation of any property or proprietary information of the Company by Executive.

                  b. Termination without Good Cause. If Executive's employment is terminated by the Company without Good Cause, Executive shall be entitled to receive (i) any unpaid compensation accrued through the last day of Executive's employment and (ii) severance payments equal to his base compensation, payable on normal Company payroll dates, for a period ending three months after the date of such termination (the "Severance Payments"), which Severance Payments shall cease to be owing by the Company to Executive upon Executive's commencement of employment with another company during such period.

                  c. Termination by Executive. Executive may terminate this Agreement at any time, upon ninety (90) days' written notice to the Company. If Executive terminates this Agreement under this Section 5.c., Executive shall only be entitled to any unpaid compensation accrued through the last day of Executive's employment, but in no event shall Executive be entitled to any severance benefit.

                  d. Death or Disability. This Agreement shall terminate if Executive dies or is mentally or physically Disabled. For the purposes of this Agreement, "Disabled" shall mean a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for three (3) or more consecutive months or for a total of six (6) months during any twelve (12) consecutive months. If this Agreement is terminated under this Section 5.d., Executive or his estate shall be entitled to any unpaid compensation accrued through the last day of Executive's employment but shall not be entitled to any severance benefits.

            6. Miscellaneous.

                  a. Representations and Agreements of Executive. Executive represents and warrants that he is free to enter into this Agreement and to perform the duties required hereunder, and that there are no employment contracts or understandings, restrictive covenants or other restrictions, whether written or oral, preventing the performance of his duties hereunder. Executive further represents and warrants that he does not possess any proprietary information with respect to any former employer which is subject to an agreement or understanding, whether written or oral, between Executive and such former employer which restricts Executive's use or disclosure of such proprietary information.

                  b. Governing Law. This Agreement shall be interpreted, construed, governed and enforced according to the laws of the State of New York.

                  c. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.


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                  d. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  e. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this Agreement.

                  f. Non-Waiver. The waiver of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other term or condition.

                  g. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or two days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this
Section 5.h.

                  h. Entire Agreement. This Agreement, including the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive.

                  i. Headings. The Section headings appearing in this Agreement are for purposes of easy reference and shall not be considered a part of this Agreement or in any way modify, amend, or affect its provisions.


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            IN WITNESS WHEREOF, the parties have executed this Employment
Agreement as of the date set forth above.

                                        PSW TECHNOLOGIES, INC.

                                        _________________________________
                                        By:
                                        Title:

                                        Address:

                                        EXECUTIVE:

                                        _________________________________
                                        Dr. William F. King

                                        Address:


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